UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2010

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AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-23723	98-0166007
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7 WELLS AVENUE, NEWTON, MASSACHUSETTS, 02459
(Address of Principal Executive Office) (Zip Code)

(617)- 332-0004
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 30, 2010, Ambient Corporation (the “Company” or “Ambient”) and Vicis Capital Master Fund (“Vicis”) entered into an amendment (the “Amendment”) to the Securities Purchase Agreement  entered into by Ambient and Vicis on November 16, 2009, as subsequently amended on January 15, 2010 (as so amended, the “SPA”).  Pursuant to the Amendment, Vicis has applied (the “Investment”) the $5 million deposited in the escrow account established and maintained by the Company and Vicis under the SPA (the “Holdback Account”) to the purchase of Company securities.

Under the terms of the SPA, prior to the execution of the Amendment, if Company’s cash resources fell below $1,500,000 (the “Cash Balance Condition Precedent”), the Company was entitled to make drawdowns in the amount of $500,000 from the Holdback Account in consideration of which, it was obligated to issue to Vicis, 5,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), as well as Series G Warrants for a corresponding number of shares of Common Stock per drawdown.

Pursuant to the Amendment, Vicis has agreed to make the Investment despite the fact that the Cash Balance Condition Precedent has not been met.  In consideration of the Investment and consistent with the other terms and provisions of the Amendment and the SPA, the  Company has agreed to issue to Vicis 50,000,000 shares of its Common Stock as well as Series G Warrants to purchase, over a two year period from the date of issuance,  an additional 50,000,000 share of Common Stock. Under the terms of the Amendment, the per share exercise price of the Series G Warrants issuable in connection with the Investment will be set at $0.20 (rather than the $0.25 per share exercise price provided under the original terms of the SPA). Except as so amended, all of the other terms and provisions of the SPA (and the Series G Warrants) remain unchanged.

The Company is taking this action at this time in an effort to strengthen its balance sheet position. The $5 million proceeds of the Investment is expected to augment the Company’s stockholders equity.

Vicis is the majority shareholder of the Company. Following the Investment, Vicis will hold 1,388,208,414 shares of the Company’s Common Stock, representing approximately 84.2% of the Company’s issued and outstanding Common Stock.

The securities being issued pursuant to the Investment are exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. In claiming the exemption under Section 4(2), the Company relied in part on the following facts: (1) the offer and sale involved one purchaser (Vicis) that owns approximately 83.7% of the outstanding stock of the Company prior to the Investment and has a designee on the Company’s board of directors; (2) the purchaser had access to information regarding the Company;(3) the purchaser represented that it (a) had the requisite knowledge and experience in financial and business matters to evaluate the merits and risk of an investment in the Company; (b) was able to bear the economic risk of an investment in the Company; (c) will acquire the Securities for its own account in a transaction not involving any general solicitation or general advertising, and not with a view to the distribution thereof; and (4) a restrictive legend will be placed on each certificate or other instrument evidencing the securities issued pursuant to the Investment.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2011

AMBIENT CORPORATION

By:	/s/ JOHN J. JOYCE
John J. Joyce
Chief Executive Officer